Exhibit 5.1

                            SALLEY BOWES HARWARDT LC
                            BARRISTERS AND SOLICITORS
                      Suite 1750 - 1185 West Georgia Street
                             Vancouver, B.C., Canada
                                     V6E 4E6

                            Telephone: (604) 688-0788
                               Fax: (604) 688-0778
                           E-mail: harwardt@sbh.bc.ca

May 7, 2010

North American Nickel Inc.
#208 - 828 Harbourside Drive
North Vancouver, British Columbia
Canada, V7P 3R9

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to North American Nickel, Inc., a corporation organized under the laws of the province of British Columbia, Canada (the "Company"), in connection with the registration of 5,000,000 shares of the Company's Common Shares (the "Shares") under the Securities Act of 1933, as amended (the "Securities Act"), which will be offered pursuant to the Company's Stock Option Plan (the "Plan"), all further described in the Company's registration statement on Form S-8 filed under the Securities Act (the "Registration Statement").

     For the purpose of rendering this opinion, we examined originals or copies of such documents as we deemed to be relevant. In conducting our examination, we assumed without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to all original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assume that the Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto.

     Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the Laws of the province of British Columbia.

     Based upon the foregoing, after giving due regard to such issues of law as we deemed relevant, and assuming that (i) the Registration Statement becomes and remains effective, and the Prospectus, which is a part of the Registration Statement (the "Prospectus"), and the Prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, (ii) all offers and sales of the Shares will be made in compliance with the securities laws of the states having jurisdiction thereof, and (iii) the Company has received, to the extent applicable, the consideration recited under the Stock Option Agreements to be
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entered into pursuant to the Plan, we are of the opinion that the Shares to be issued under the Stock Option Agreements will be legally issued, fully paid and non-assessable.

     We hereby consent in writing to the use of our opinion as an exhibit to the Registration Statement and any amendment thereto. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Sincerely,


/s/ SBHLC

SALLEY BOWES HARWARDT LAW CORPORATION